Exhibit T3A.2.3

06032-1549

Prescribed by Bob Taft, Secretary of State 30 East Broad Street, 14th floor Columbus, Ohio 43266-0418 Form ARF (December 1990)	[SEAL]

97101611501

ARTICLES OF INCORPORATION

(Under Chapter 1701 of the Ohio Revised Code)

Profit Corporation

The undersigned, desiring to from a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

FIRST.      The name of said corporation shall be 4042 Warrensville Center Road - Warrensville Ohio, Inc.

SECOND. The place in Ohio where its principal office is to be located in

Cleveland	, Cuyahoga County, Ohio.
(City, village or township)

THIRD.    The purpose(s) for which this corporation is formed is:

  To engage in any lawful act or activity for which corporations may be formed under this chapter.

(OHIO - 0085 - 1/22/93)

06032-1550

FOURTH. The number of shares which the corporation in authorized to have outstanding is:

(Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)

100 common stock at $ 10.00 par value

IN WITNESS WHEREOF, we have hereunto subscribed our names, this 15th day of October, 1997.

By:	/s/ Wynelle Frederick	, Incorporator
Wynelle Frederick

By:	/s/ Daneen Maurer	, Incorporator
Daneen Maurer

By:	/s/ Maria T. Chambers	, Incorporator
Maria T. Chambers

Print or type incorporators’ names below their signatures.

INSTRUCTIONS

1. The minimum fee for filing Articles of Incorporation for a profit corporation is $75.00. If Article Fourth indicates more than 750 shares of stock authorized, please see Section 111.16 (A) of the Ohio Revised Code or contact the Secretary of State's office (614-466-3910) to determine the correct fee.

2. Article will be returned unless accompanied by an Original Appointment of Statutory Agent. Please see Section 1701.07 of the Ohio Revised Code.

(OHIO - 0085)

Prescribed by Bob Taft, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418 Form AGO (August 1992)	06032-1551

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of

4042 Warrensville Center Road - Warrensville Ohio, Inc.	, hereby appoint
(name of corporation)

C T CORPORATION SYSTEM	to be statutory agent upon whom any
(name of agent)

process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is:

815 Superior Avenue, N. E.

(street address)

CLEVELAND	Ohio	44114.
(city)		(zip code)

NOTE: P.O. Box addresses are not acceptable.

/s/ Wynelle Frederick
(Incorporator) Wynelle Frederick

/s/ Daneen Maurer
(Incorporator) Daneen Maurer

/s/ Maria T. Chambers
(Incorporator) Maria T. Chambers

ACCEPTANCE OF APPOINTMENT

The undersigned, C T CORPORATION SYSTEM, named herein as the statutory agent for

4042 Warrensville Center Road - Warrensville Ohio, Inc.	, hereby acknowledges and accepts the appointment of statutory agent for said corporation.
(name of corporation)

ANN J. WILLIAMS
Assistant Vice President

By:	/s/ Ann J. Williams
Statutory Agent
C T CORPORATION SYSTEM

INSTRUCTIONS

1)	Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent. R.C. 1701.07(B), 1702.06(B).

2)	The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio, or (b) an Ohio corporation or a foreign profit corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent. R.C. 1701.07(A), 1702.06(A).

3)	An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation. R.C. 1701.07(B), 1702.06(B). These signatures must be the same as the signatures on the articles of incorporation.

* As of October 8, 1992, R.C. 1701.07(B) will be amended to require acknowledgement and acceptance by the appointed statutory agent.

(OHIO - 1932 - 10/9/92)